As filed with the Securities and Exchange Commission on March 14, 2016

                                                     Registration No. 333-208237
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                  (AMENDMENT 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  FELLAZO CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

             30-0840869                                          3990
(IRS Employer Identification Number)                (Primary Standard Industrial
                                                     Classification Code Number)

                                  Fellazo Corp.
                         Str. Malina-Mica, nr 68/11-419,
                       Chisinau, Republic of Moldova, 2025
                              Tel. (415) 325-21-51
                          Email: fellazocorp@gmail.com
          (Address and telephone number of principal executive offices)

                              INCORP SERVICES, INC.
                         2360 CORPORATE CIRCLE, STE. 400
                          HENDERSON, NEVADA 89074-7722
                               Tel. (702) 866-2500
            (Name, address and telephone number of agent for service)

                                   Copies To:
                        Andrew J. Befumo, Attorney at Law
                            Befumo & Schaeffer, PLLC
                               16217 Shadow Drive
                               Culpeper, VA 22701
                              andrew@befumolaw.com
                              Phone: (718) 737-8657
                               Fax: (202) 478-2900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X}

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Securities to      Amount To Be    Offering Price     Aggregate     Registration
be Registered     Registered (1)   Per Share (2)    Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock:      8,000,000            $0.01          $80,000          $8.06
================================================================================
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 for Fellazo Corp. is being filed for the sole purpose of updating the Auditor's consent included as an exhibit to the Registration Statement.

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                  FELLAZO CORP.
                        8,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of common stock of Fellazo Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share. We estimate our total offering registration costs to be approximately $7,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Galina Hripcenco, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Hripcenco will be selling all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.


Fellazo Corp. is a development stage company that has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. We have generated limited revenues to the date of $3,800 from selling printed products to our first customer Persic-Adv, Ltd., the Sale Contract is filed as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part. As of the day of this filing we have signed an agreement with one additional customer Marat-Somp, SRL for the total amount of $7,000, which is filed as Exhibit 10.4 to the Registration Statement of which this Prospectus forms a part and generated limited revenues of $3,370 from selling our printed products to this customer. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or creditors against us file a petition for involuntary bankruptcy, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay the creditors.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF FELLAZO CORP.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MARCH 14, 2016

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          3
RISK FACTORS                                                                5
FORWARD-LOOKING STATEMENTS                                                 11
USE OF PROCEEDS                                                            11
DETERMINATION OF OFFERING PRICE                                            12
DILUTION                                                                   12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                 12
DESCRIPTION OF BUSINESS                                                    18
LEGAL PROCEEDINGS                                                          21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                22
EXECUTIVE COMPENSATION                                                     23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             24
PLAN OF DISTRIBUTION                                                       25
DESCRIPTION OF SECURITIES                                                  26
INDEMNIFICATION                                                            27
INTERESTS OF NAMED EXPERTS AND COUNSEL                                     28
EXPERTS                                                                    28
LEGAL MATTERS                                                              28
AVAILABLE INFORMATION                                                      28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      28
INDEX TO THE FINANCIAL STATEMENTS                                          29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "FELLAZO CORP." REFERS TO FELLAZO CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                  FELLAZO CORP.


We are a development stage company, which has commenced operations in billboard, banner and large format printing in Republic of Moldova. The printing service commonly used in advertising, marketing and business areas. Our target markets are advertising agencies, sewing shops, design studios and private clients. To date we have purchase one cutting plotter from HARTLAND IMPEX LP, entered into one year Commercial Lease Agreement, signed Sale Contracts with two customers Persic-Adv, Ltd and Marat-Somp, SRL, receive revenues of $3,800 and $3,370 from these customers respectively.


Fellazo Corp. was incorporated in Nevada on May 28, 2014. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $20,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any additional revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $8,000 of additional funding to pay for ongoing SEC filing requirements. We have an Interest-free Loan Agreement with Galina Hripcenco, our sole officer and director, which evidences that Ms. Hripcenco will loan $20,000 to Fellazo Corp. on in case if the Company needs additional financing, this agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Our principal executive office is located at str. Malina-Mica, nr 68/11- 419, Chisinau, Republic of Moldova, 2025. Our phone number is (415) 325-21-51.


From (inception) May 28, 2014 until the date of this filing, we have had limited operating activities. Our financial statements from May 28, 2014 (inception) through February 29, 2016, report limited revenues of $7,170 and a net loss of $7,588. Our independent registered public accounting firm has issued an audit opinion for Fellazo Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


As we have limited operating history and limited revenues we are a "shell company", as applicable federal securities law defines that term. We expect that we will continue to be a "shell company" until we have more operations and have substantial revenues and assets. We anticipate that if we receive $80,000 from this offering we should have enough money to expand our business of large format printing, which will be sufficient to cause us to not be considered as a "shell company". We cannot provide any guarantee or assurance, that in the event we raise $80,000 from this offering we will have enough money to engage in profitable operations. During the time that we are a "shell company", holders of our restricted securities will not be able to rely on Rule 144 in connection with the sale of those restricted securities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $20,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $20,000, we will utilize funds from Ms. Hripcenco in accordance to the Interest-free Loan Agreement, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:                     FELLAZO CORP.

Securities Being Offered:       8,000,000 shares of common stock.

Price Per Share:                $0.01

Duration of the Offering:       The shares  will be offered  for a period of two
                                hundred and forty (240) days from the  effective
                                date  of this  prospectus.  The  offering  shall
                                terminate   on  the  earlier  of  (i)  when  the
                                offering   period   ends   (240  days  from  the
                                effective  date of this  prospectus),  (ii)  the
                                date  when the sale of all  8,000,000  shares is
                                completed,  (iii)  when the  Board of  Directors
                                decides  that it is in the best  interest of the
                                Company  to  terminate  the  offering  prior the
                                completion of the sale of all  8,000,000  shares
                                registered under the  Registration  Statement of
                                which this Prospectus is part.
Gross Proceeds from selling
100% of shares:                 $80,000
Gross Proceeds from selling
75% of shares:                  $60,000
Gross Proceeds from selling
50% of shares:                  $40,000
Gross Proceeds from selling
25% of shares:                  $20,000
Gross Proceeds from selling
10% of shares                   $ 8,000
                                Further  more,  if the Company does not sell any
                                shares from this  offering,  it will not receive
                                gross proceeds accordingly.
Securities Issued and
Outstanding:                    There  are  3,000,000  shares  of  common  stock
                                issued  and  outstanding  as of the date of this
                                prospectus,   held  by  our  sole   officer  and
                                director, Galina Hripcenco. If we are successful
                                at selling all the shares in this  offering,  we
                                will   have   11,000,000   shares   issued   and
                                outstanding.

Subscriptions:                  All  subscriptions   once  accepted  by  us  are
                                irrevocable.

Registration Costs:             We  estimate  our  total  offering  registration
                                costs to be approximately $7,000.

Risk Factors:                   See "Risk Factors" and the other  information in
                                this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION


The tables and information below are derived from our audited financial statements for the period May 28, 2014 (Inception) to August 31, 2015.

FINANCIAL SUMMARY

                                                             August 31, 2015 ($)
                                                             -------------------
                                                                  (Audited)

Cash                                                                2,284
Total Assets                                                        7,329
Total Liabilities                                                   9,129
Total Stockholder's Deficit                                        (1,800)

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                                 May 28, 2014
                                                                (Inception) to
                                                             August 31, 2015 ($)
                                                             -------------------
                                                                  (Audited)

Total Expenses                                                     (5,990)
Net Loss for the Period                                            (4,621)
Net Loss per Share                                                  (0.00)

The tables and information below are derived from our unaudited financial statements for the six months ended February 29, 2016.

FINANCIAL SUMMARY

                                                           February 29, 2016 ($)
                                                           ---------------------
                                                                (Unaudited)

Cash                                                                  279
Total Assets                                                        4,835
Total Liabilities                                                   9,423
Total Stockholder's Deficit                                        (4,588)

STATEMENT OF OPERATIONS

                                                           February 29, 2016 ($)
                                                           ---------------------
                                                                (Unadited)

Total Expenses                                                     (2,885)
Net Loss for the Period                                              (241)
Net Loss per Share                                                  (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR FELLAZO CORP., WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period May 28, 2014 (inception) through February 29, 2016 we had limited revenues of $7,170 from selling our printed products to our customers and a net loss of $7,588. Our independent auditor has expressed a doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to continue operations and to achieve a level of profitability.


WE OPERATE IN A COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a competitive environment. Our competition includes large, small and midsized companies, and many of them may sell similar large format printed products in our markets at competitive prices in Republic of Moldova. This competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

OUR SALE CONTRACT WITH OUR CUSTOMER PERSIC-ADV, LTD HAS NO MINIMUM PURCHASE REQUIREMENTS.


We currently have one signed Sale Contact with Persic-Adv, Ltd, which is filed as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part. As of February 29, 2016, we have generated limited revenues of $3,800 from selling our printed products to this customer. Pursuant to the terms of this Contract, there are no minimum purchase obligations. Accordingly, we might not generate any further revenue from our first Sale contract.

The Company also has signed Sale Contract with Marat-Somp, SRL, which has an obligation of product purchasing minimum for $7,000.


WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 28, 2014 and to date have been involved primarily in organization activities. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any additional revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any additional operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely be unsuccessful.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock, from selling our large format printed products and from our sole officer and director Ms. Hripcenco's loan. The Interest-free Loan Agreement between Fellazo Corp. and Galina Hripcenco is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Additional stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

WE HAVE TWO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY OTHER CUSTOMER. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS OUR OPERATIONS CAN BE HARMED.

We plan that our revenue will come from the production and distribution of large format printed products therefore we need to attract enough customers to buy our product. We have identified just two customers Persic-Adv Ltd and Marat-Somp, SRL, Sale Agreement with them are filed as Exhibit 10.3 and Exhibit 10.4 to the Registration Statement of which this Prospectus forms a part, and we cannot guarantee that we will ever have any other customers. Even if we obtain more customers to buy our product, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably our operations could be harmed.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND GALINA HRIPCENCO, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. HRIPCENCO, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. HRIPCENCO.

Our principal operations and assets are located outside of the United States, and Galina Hripcenco, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Hripcenco in the United States, and it may be difficult to enforce any judgment rendered against Ms. Hripcenco. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Hripcenco, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Republic of Moldova may render that investor unable to enforce a judgment against the assets of Ms. Hripcenco. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR GALINA HRIPCENCO HAS OTHER INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH COULD AFFECT REVENUE.

Galina Hripcenco, our sole officer and director will devote approximately twenty hours per week providing management services to the Company. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. In this case the Company's business development could be negatively impact.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee Galina Hripcenco, who is also our sole officer and director. We depend entirely on Galina Hripcenco for all of our operations. The loss of Ms. Hripcenco would have a substantial negative effect on our company and may cause our business to fail. Ms. Hripcenco has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Hripcenco's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Galina Hripcenco, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * Provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     * Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * Submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency"; and
     * Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. HRIPCENCO DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Hripcenco does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best-effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on May 28, 2014 and has only a limited operating history and limited revenues, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director Galina Hripcenco, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the minimum required proceeds in the amount of $20,000 from this offering, we may have to seek alternative financing to implement our business plan. The Company also has Interest-free Loan Agreement with Ms. Hripcenco, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part, where Ms. Hripcenco has an obligation to loan minimum needed funds to Fellazo Corp.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB") or other quotation service. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Fellazo Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000, which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Galina Hripcenco, our sole officer and director, who has agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $7,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 11,000,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholder. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

BECAUSE WE ARE A "SHELL COMPANY", THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A "SHELL COMPANY".

We are a "shell company" as the applicable federal securities law defines that term. Specifically, because of the nature and amount of our assets, our limited operations history and limited revenues pursuant to applicable federal rules, we are considered a "shell company". Applicable provisions of Rule 144 specify that during that time that we are a "shell company" holders of our restricted securities cannot sell those securities in reliance on Rule 144. Another implication of us being a "shell company" is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. For us, to cease being a "shell company", we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.
                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Percentage of
shares sold               25%            50%            75%           100%
-------------           -------        -------        -------        -------

Gross proceeds          $20,000        $40,000        $60,000        $80,000
Plotters in stock             1              2              3              4
Offering expenses       $ 7,000        $ 7,000        $ 7,000        $ 7,000
SEC reporting           $ 8,000        $ 8,000        $ 8,000        $ 8,000
Lease expenses          $ 3,120        $ 3,120        $ 4,560        $ 4,560
Cutting plotter              --        $ 7,500        $14,000        $21,000
Web-site                     --        $ 2,000        $ 2,900        $ 4,000
Testing                      --        $ 1,000        $ 1,900        $ 3,000
Supplies                $   980        $ 1,380        $ 3,960        $ 6,000
Marketing               $   800        $ 1,800        $ 5,900        $ 9,200
Salary                       --        $ 7,800        $10,800        $15,600
Other expenses               --        $   400        $   980        $ 1,480

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000, which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Galina Hripcenco, our president and director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board or other quotation service when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board or other quotation service. Ms. Hripcenco will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Hripcenco. Ms. Hripcenco will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, revenues, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.


The historical net tangible book value as of February 29, 2016 was negative $4,588 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 29, 2016.

The following table sets forth as of February 29, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.


Funding level                              100%               75%               50%               25%
-------------                          -----------        ----------        ----------        ----------
Proceeds                               $    80,000        $   60,000        $   40,000        $   20,000
Shares outstanding                      11,000,000         9,000,000         7,000,000         5,000,000
Offering price per share               $      0.01        $     0.01        $     0.01        $     0.01
Net tangible book value
 per share prior to offering           $         0        $        0        $        0        $        0
Increase per Share attributable
 to Investors                          $    0.0062        $   0.0054        $   0.0041        $   0.0017
Pro forma net tangible book value
per share after offering               $    0.0062        $   0.0054        $   0.0041        $   0.0017
Dilution to investors                  $    0.0038        $   0.0046        $   0.0059        $   0.0083
Dilution as a percentage of
 offering price                                 38%               46%               59%               83%

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * Provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     * Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * Submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency"; and
     * Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.


As of February 29, 2016 our cash balance is $279, and the amount due to our director is $8,023. We have been utilizing and may utilize funds from Galina Hripcenco, our Chairman and President, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $20,000 of funding from this offering. Being a development stage company, we have very limited operating history. In case if the Company will not raise minimum needed amount of $20,000 from this offering, its sole officer and director will loan this sum for first twelve month period of our operation, in accordance to our Plan of Operation section. Ms. Hripcenco has signed Interest-free Loan agreement with terms and conditions of this loan, and it is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. After twelve months period we may need additional financing. The Company has no current plans to merge with another operating company. Our principal executive office is located at str. Malina-Mica, nr 68/11- 419, Chisinau, Republic of Moldova, 2025. Our phone number is (415) 325-21-51.

We are a development stage company and have generated limited revenue of $7,170 as of February 29, 2016 from selling our printed products to our customers. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.


Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash, we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find additional customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have made one Interest-free Loan Arrangement to raise additional funds from Ms. Hripcenco, our sole officer and director, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part, in the event we do not raise the minimum required proceeds, other than through this offering. Also as an alternative source of funds we are planning to sell our large printed products to our existing customer Persic-Adv Ltd and future customers.

PLAN OF OPERATIONS

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute our product. Our plan of operations following the completion is as follows:

Establish our Office
Month 1st
Expenses: $3,120 - $4,560

Our president and director, Galina Hripcenco will take care of our initial administrative duties. We have already rent an office under Commercial Lease Agreement, which is filed as Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part, and paid lease expenses for the period of 3 months ($260 per month, $780 for 3 months period) in the center of Chisinau, which will suite us both as office and as production area. In this office we can also place our second plotter, if we sell 50% of shares from this offering.

In case of selling 75% or all of the offered shares in this offing we will rent bigger office for our production and distribution process and we believe it will cost us around $380 per month and $4,560 per year to lease bigger office.

Ordering cutting plotters
Month 2nd
Expenses: $6,000 - $18,000

We have already purchased one plotter from HARTLAND IMPEX LP and installed it at our location in Chisinau, Republic of Moldova. If we raise 25% of offered shares we will not be able to purchase additional cutting plotter. In case if we sell 50% of all shares in this offer, we will purchase two additional cutting plotters for the cost of $6,000, including costs of transportation, customs and taxes. If we sell 75% of all shares we will buy four cutting plotters with the total price of $12,000 and if we sell all shares in this offering we will buy six cutting plotters with the total price of $18,000. The one cutting plotter, which we have already purchased, is used only for production process.

Installation and testing
Month 3rd
Expenses: $1,000 - $3,000 (depending on the number of purchased plotters).

Once our additional plotters, which we are planning to purchase in case of selling 50% (two additional cutting plotters), 75% (four additional cutting plotters), 100% (six additional cutting plotters) shares through this offering, need to be tasted before they can be used for production process. In case of raising $40,000 from selling our shares we will spend for testing $1,000, if we raise $60,000 from selling our shares the testing costs will be $1,900, and in case of selling all of the shares through this offering testing of three additional plotters will be $3,000. The price of testing also includes service of electricians and IT-specialists for installing our plotters.

Develop Our Website
Months 2nd-3rd
Expenses: $2,000 - $4,000

During this period and if we sell 50% of the shares we intend to begin developing our website. We have already register a domain name www.fellazo.com and filled our initial webpage with basic information. We plan to hire a web designer to help us with designing and developing our website. We do not have any written agreements with any web designers at current time. The website development costs, including website design and various implementations will be $2,000. The website will be a simple if we sell 50% of the shares. If we manage to sell 75% or 100%, we will spend $2,900 and $4,000 respectively to make our website more sophisticated and attractive for clients. Updating and improving our website will continue throughout the lifetime of our operations.

Supplies
Months 3rd - 4th
Expenses: $980 - $9,160.

We plan to purchase raw materials in accordance with sales volumes, but keep the stock not lower than represented calculations, which we believe will correspond to minimal sales volumes. We will purchase basic needed materials and keep them available for the production process. In accordance to the finance attracted, our expenses for raw materials will be as following:

Sold shares from the offering                         Cost of materials in stock
-----------------------------                         --------------------------

25% shares sold, $20,000 raised financing                        $  980
50% shares sold, $40,000 raised financing                        $2,880
75% shares sold, $60,000 raised financing                        $5,960
100% shares sold, $80,000 raised financing                       $9,160

Establish relationship with Potential Clients'
Months 4th - 12th
Expenses: $0

We have already identified two customers Persic-Adv, Ltd and Marat-Somp, SRL and we have signed Sale Contract with them, which are filed as Exhibit 10.3 and
Exhibit 10.4 respectively to the Registration Statement of which this Prospectus forms a part. Our sole officer and director Ms. Hripcenco is responsible for the relations with our current and future clients. She is planning to contact and might sign a contacts with several companies, such as Dext-Art SRL, Sezon, Sharm, Dimensus Studio SRL. Ms. Hripcenco believes they might be interested in our products.

Hiring personnel
Months 4th - 12th
Expenses: $7,800 - $15,600

We intend to hire one sales manager with experience in sales. His job would be finding new potential customers and signing contracts with them. Estimated salary is 15% of monthly sales.

We might also hire an employee, who will maintain cutting plotters and help with production process. This person will be hired part-time if we sell 50% of the shares from this offering and if we manage to sell 75% or all of the shares in this offering the employee will be hired on a full-time position. Monthly salary of one employee at full-time position will be $500 per month (full-time position
- $6,000 per year; part time - $3,000 per year).

We intent to hire a professional designer as our kind of business involves design process in every production area we cover. It will be a tactical loss for us if we only work with clients who already have their designs or outsource design process to some other company. Therefore, once we sell 50% or 75% of the shares, we will hire a professional designer part-time to create designs for our clients. If we raise $80,000 we will make it a full-time position. Monthly salary of professional designer at full-time position will be $800 per month (full-time position - $9,600 per year; part time - $4,800 per year).

Marketing
Months 5th - 12th
Expenses: $800-$9,200

Following is the table reflecting the way we plan to spend funds allocated for marketing:

                                                              Banners,
                                                            light boxes,
               Free samples/    Flyers and     Internet     billboards,
Shares sold        gifts         booklets     advertising      media       Total
-----------        -----         --------     -----------      -----       -----

   25%            $  400          $  500            --            --      $  900
   50%            $  400          $  400        $1,000            --      $1,800
   75%            $1,100          $1,000        $1,800        $2,000      $5,900
  100%            $1,500          $1,500        $3,000        $3,200      $9,200

Other expenses
Months 1st - 12th
Expenses: $400 - $1,480

Other expenses may be required for: purchase of office equipment, Internet, telephone, office supplies, etc. At first stage we will use office equipment provided by our sole officer and director Galina Hripcenco. We plan to purchase new laptop, printer, telephone, etc. If we raise $80,000 we may consider purchasing a flat screen TV to our office, so the clients will be able to see the products we can offer and consequently designs of their orders on large screen TV.

FINANCE

We plan to implement our business plan as soon as funds from public offering become available. The following table sets forth our 12 months budgeted costs assuming the sale of 25%, 50%, 75% and 100% of the shares, respectively. There is no assurance that we will raise the full $80,000 as anticipated.

Percentage of
shares sold               25%            50%            75%           100%
-------------           -------        -------        -------        -------

Gross proceeds          $20,000        $40,000        $60,000        $80,000
Plotters in stock             1              3              5              7
Offering expenses       $ 7,000        $ 7,000        $ 7,000        $ 7,000
SEC reporting           $ 8,000        $ 8,000        $ 8,000        $ 8,000
Lease expenses          $ 3,120        $ 3,120        $ 4,560        $ 4,560
Cutting plotter              --        $ 6,000        $12,000        $18,000
Web-site                     --        $ 2,000        $ 2,900        $ 4,000
Testing                      --        $ 1,000        $ 1,900        $ 3,000
Supplies                $   980        $ 2,880        $ 5,960        $ 9,160
Marketing               $   900        $ 1,800        $ 5,900        $ 9,200
Salary                       --        $ 7,800        $10,800        $15,600
Other expenses               --        $   400        $   980        $ 1,480

The above figures represent only estimated costs.

In summary, during 1st-4th month we should establish our office and develop our website. After this point we should be ready to start more significant operations and generate additional revenue. During months 5th -12th we will be developing our marketing campaign. There is now assurance that we will generate any additional revenue in the first 12 months after completion our offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; ADDITIONAL CAPITAL NEEDS


There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues of $7,170 from selling our printed products for our customers. As of the date of this prospectus we have singed additional Sale Contract with Marat-Somp, SRL and generated limited revenues of $3,370 from selling our products to this customer. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.


We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder. Currently we have one Interest-free Loan Agreement for additional financing from our sole officer and director Ms. Hripcenco, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

RESULTS OF OPERATIONS


FROM INCEPTION ON MAY 28, 2014 TO FEBRUARY 29, 2016

During the period we incorporated the company, prepared a business plan and purchased one piece of equipment, our cutting plotter from HARTLAND IMPEX LP. Our net loss since inception is $7,588. We have recently commenced our operation and as of February 29, 2016 we have generated limited revenues of $7,170 from selling our printed products to our customers.


Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director Galina Hripcenco for net proceeds of $3,000.

                         LIQUIDITY AND CAPITAL RESOURCES


As of February 29, 2016, the Company had $279 cash and our liabilities were $9,423, comprising $8,023 owed to Galina Hripcenco, our sole officer and director. Significant amounts of the Company's cash and current assets will be located offshore. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $20,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.


Since inception, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Galina Hripcenco, our sole officer and director, who has agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Hripcenco has signed Interest-free Loan Agreement for presenting funds to Company on demand, this agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. To proceed with our operations within 12 months, we need a minimum of $20,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least minimum funds of $20,000 necessary to proceed with our Plan of operation. In a long term we may need additional financing.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our sources for cash at this time are investments by others in this offering, loan from our sole officer and director and funds from selling our printed products to potential and existing customers. We must raise cash to implement our plan of operation and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of
Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

                             DESCRIPTION OF BUSINESS

GENERAL


Fellazo Corp. was incorporated on May 28, 2014 in the State of Nevada and established fiscal year on August 31. We have recently started our operations. To the date February 29, 2016 our company possesses minimal assets, has generated limited revenues of $7,170 from selling printed products to its first customer and incurred losses since inception of $7,588. We specialize in billboard, banner and large format printing.

We have purchase one cutting plotter from HARTLAND IMPEX LP, entered into one year Commercial Lease Agreement, signed Sale Contract with our first customer Persic-Adv, Ltd and receive revenues of $3,800 from this customer and also the Company receive limited revenues of $3,370 from selling the Company's products to Marat-Somp, SRL, our second customer, the Sale Contract with this customer filed as Exhibit 10.4 to the Registration Statement of which this Prospectus forms a part.


We decided to start our activities from Chisinau, Moldova, where we have located our first cutting plotter. We plan to expand our operations in compliance with the number of the shares sold.

Proceeds we plan to raise from this offering are necessary to start our plan of operations. We have foreseen for different number of shares to be sold in this offering, which are 25%, 50%, 75% and 100% of the shares sold. The minimum estimated amount of assets necessary to start our operations is $20,000. We need these assets to pay for our legal offering, purchase raw materials, marketing and administrative costs. We are a development stage company and there is no assurance that without financing will ever become profitable.

PRODUCT OVERVIEW

Fellazo Corp offers following products:

1.   Billboard printing, large format printing

     High quality printing feature of our plotter and broadside printing capabilities enable us to produce billboard advertisements. Despite advertising last days has been converted to electronic banners, billboards still remain one of the main and efficient advertisement types.

2.   Printing and cutting thermal transfer films

     Thermal transfer films with printed image or text on them are widely used in clothing industry. Our plotter is able to print images and/or text on such film and cut it out, so that afterwards it can be applied to almost any other type of clothing.

3.   Printing and cutting designer film

     Many banners and light boxes are made using designer film with printed company name and logo. With help of our cutting plotter we can cut logos and text from designer film, such as Oracal and Avery.

4.   Production of car stickers

     Bumper stickers, images or any other ornaments can be produced using our cutting plotter. Many people want to make their car look unique - this is what we can help them with.

CUTTING PLOTTER

We have already purchased one cutting plotter BJ-67S for our operations from HARTLAND IMPEX LP. This equipment does not require any special technical skills for manufacture process. Cutting plotter delivery set includes the plotter itself and supplies for testing. Cost of cutting plotter is $5,000, which includes prime cost, delivery cost, customs clearance and insurance described as following:

     Plotter prime cost        $2,000
     Raw materials             $1,790
     Shipping costs and VAT    $1,210
     TOTAL COST                $5,000

Cutting plotter is portable, easy to operate and simple in maintenance.

Technical characteristics are as following:


     Series:                   BJ-67S
     Power:                    50 Hz
     Weight:                   250kg
     Dimensions:               2700mm*1000mm*1000mm
     Print and cut width:      1.6 meters


RAW MATERIALS

We plan to keep stock of following raw materials necessary for our operations: outdoor billboard paper, thermal transfer film, Oracle and Avery designer films, vinyl water resistant paper, printer ink. Other kinds of materials for manufacture we may consider adding in the course of operations and can always order upon client's request.

POTENTIAL CUSTOMERS

In the opening stage of our operations our President and Director, Galina Hripcenco will put on market our printed product and negotiate with potential and existing customers. We intend to develop and maintain client database with customers who may want to order our products. We will follow up with our customers and offer them free samples and special discounts from time to time.

We expect that our potential clients may be:

     1.   Advertising agencies.
     2.   Sewing shops.
     3.   Car design studios.
     4.   Private clients.

Regular clients with small orders may be provided a 5% discount at the discretion of our Director. Distributors and partners will get 30% discount.

As of February 29, 2016 Fellazo Corp. has entered into two sale contracts with two customer, which are filed as Exhibit 10.3 and Exhibit 10.4 to the Registration Statement of which this Prospectus forms a part. As of the day of this prospectus the Company has generated limited revenues of $7,170 from selling its products to Fellazo Corp.'s customers.


STORAGE AND DELIVERY

The product produced by Fellazo Corp does not require any storage facilities, as it will be produced directly for each order. The number of demonstration samples to be kept is insignificant and does not require any special premises for storage. We are going to sign a contract with local delivery company, such as DHL Moldova, Unipost-Express, on regular basis. Term of delivery shall be not more than 7 days, which shall include product production and delivery to the client. We have not signed any contracts with delivery company yet.

EMPLOYEES


The Company has recently started its operations and currently has no employees, other than our sole officer and director, Galina Hripcenco, who will initially perform all work in production and organization of our business.


COMPETITION

The industry we are entering is concentrated and competitive. Competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and result of operations.

Some of the competitive factors that may affect our business are as follows:

1.   Increasing number of competitor.

     Other competitors may follow our business model of similar products manufacture, which will reduce our competitive edge.

2.   Price.

     Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our products at loss.

3.   New technologies.

     Newer trends in advertising market, such as online advertising, new fashion and new technologies in clothing manufacture, new materials used for car design instead of vinyl, etc., many of these factors may eventually have influence to efficiency of our business model.

MARKETING

As long as we have different kind of products to offer, our marketing campaign can involve many possible promotional activities. First of all we plan to use our logo on all the products we make as a way to raise customer awareness.

We shall hand out our products, such as stickers and t-shirts with funny images at fairs and car shows. We plan to produce booklets and flyers with company information. We will place our stands at advertising trade shows offering our services for outdoor advertising on billboards, banners and light boxes.

LEASE AGREEMENT

We have signed lease agreement as of June 1, 2015 for the term of one year with Ungureanu Alexandru. The office we rented is located at str. Vasile Lupu 16, Chisinau 2008, Republic of Moldova on the first floor with total area of 58 square meters.

We provide lease agreement summary as follows:

Fellazo Corp has signed lease agreement as of June 1, 2015 coming into force August 01, 2015 with Ungureanu Alexandru, Chisinau, Moldova, for one-year term. The premise allows us to place maximum two cutting plotters and place office items. According to the agreement we lease office of 58 square meters on the first floor at str. Vasile Lupu 16, Chisinau 2008, Republic of Moldova. The agreed annual rental fee is $3,120 for the first year of lease. The agreement provides for lease renovation for additional one-year term upon notice from Fellazo Corp.

A copy of the Lease Agreement is filed as exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

                                LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company:

     (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
     (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive
  Officer and/or Director             Age               Position
  -----------------------             ---               --------

Galina Hripcenco                       29     President, Treasurer, Secretary
Str. Malina-Mica, nr 68/11- 419,              and Director (Principal Executive,
Chisinau, Republic of Moldova, 2025           and Accounting Officer)


GALINA HRIPCENCO has acted as our President, Treasurer, Secretary and sole Director since our incorporation on May 28, 2014. Ms. Hripcenco owns 100% of the outstanding shares of our common stock. Galina Hripcenco was born on August 24, 1986 in Moldova. Ms. Hripcenco is graduated from Moscow institute of entrepreneurship and law, Tiraspol branch, Republic of Moldova and obtains bachelor degree in Company management. From 2010 to 2012 Ms. Hripcenco worked for Interkont Invest SRL, Tiraspol, Republic of Moldova as a sales manager. Interkont Invest SRL works in consulting area of business. Our sole officer and director also worked for Echinox, Chisinau, Republic of Moldova, in the same position of sales manager for a period from 2012 to 2014. The core business of Echinox is manufacturing of workwear, souvenirs and advertising products.


Ms. Hripcenco had durable experience in sales, which we consider to be of high importance for our business. Last company Galina Hripcenco has worked for had a similar kind of business our company is engaged in, which gives her complete understanding of the process and experience in this area of operations. While working for Echinox Ms. Hripcenco took a notice on the process of printing and managing operations of the business. We believe the fact that our sole officer and director had this experience will help the Company's business and operations.

During the past ten years, Ms. Hripcenco has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Hripcenco was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Hripcenco's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading
          Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity.
     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.
     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
          i.   Any Federal or State securities or commodities law or regulation;
               or
          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our Board of Directors and hold office until removed by the Board or until their resignation appoints our officer.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Galina Hripcenco, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to our management and us.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION


The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 28, 2014 until February 29, 2016:

SUMMARY COMPENSATION TABLE

                                                                       Non-Equity     Nonqualified
 Name and                                                              Incentive        Deferred
 Principal                                       Stock      Option        Plan        Compensation    All Other
 Position        Period    Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------        ------    ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Galina          May 28,       -0-       -0-        -0-        -0-           -0-            -0-            -0-           -0-
Hripcenco,      2014 to
President,      February
Secretary       29, 2016
and Treasurer


There are no current employment agreements between the company and its officer.

Ms. Hripcenco has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of November 30, 2015:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Galina Hripcenco   -0-          -0-        -0-           -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Galina Hripcenco will not be paid for any underwriting services that she performs on our behalf with respect to this offering.


On July 2, 2015, we issued a total of 3,000,000 shares of restricted common stock to Galina Hripcenco, our sole officer and director in consideration of $3,000. Further, Ms. Hripcenco has advanced funds to us. As of February 29, 2016, Ms. Hripcenco advanced us $8,023. There is Interest-free Loan Agreement between Fellazo Corp. and Galina Hripcenco, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Ms. Hripcenco will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Hripcenco. Ms. Hripcenco will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate additional revenues from our operations. The obligation to Ms. Hripcenco does not bear interest.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of our common stock shares of owned beneficially as of February 29, 2016 by:


     (i) each person (including any group) who is known to us to own more than five percent (5%) of any class of our voting securities,
     (ii) our director, and or
     (iii)our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                     Name and Address of        Amount and Nature of    Percent
Title of Class        Beneficial Owner          Beneficial Ownership    of class
--------------        ----------------          --------------------    --------

Common Stock   Galina Hripcenco                   3,000,000 shares        100%
               Str. Malina-Mica, nr 68/11-419,    of common stock
               Chisinau, Republic of              (direct)
               Moldova, 2025

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

     (i) Voting power, which includes the power to vote, or to direct the voting of shares; and
     (ii) Investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).


In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of February 29, 2016, there were 3,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.01 per share.

We are making this offering without the use of outside underwriters or broker-dealers. Galina Hripcenco, our sole executive officer and director will sell the shares of common stock to be sold by us on our behalf. She will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Fellazo Corp. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must:

     -    Execute and deliver a subscription agreement; and
     -    Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Fellazo Corp." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL


Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 29, 2016, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Galina Hripcenco owns 3,000,000 of outstanding shares.


COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have:

     (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
     (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;
     (iii)do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and
     (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Fellazo Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Paritz & Company, P.A., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Paritz & Company, P.A. has presented its report with respect to our audited financial statements.

                                  LEGAL MATTERS

Befumo & Schaeffer, PLLC has opined on the validity of the shares of common stock being offered hereby.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.
                              FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Paritz & Company, P.A.


Our financial statements from inception to August 31, 2015, and our condensed unaudited financial statements for the three months period ending February 29, 2016 are immediately follow:

                                  FELLAZO CORP.
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS
                     FOR THE YEAR ENDED AUGUST 31, 2015 AND
             PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets as of August 31, 2015 and August 31, 2014                     F-2

Statements of Operations for the year ended August 31, 2015 and period
May 28, 2014 (inception) to August 31, 2014                                  F-3

Statement of Changes in Stockholder's Deficit for the year ended
August 31, 2015 and period from May 28, 2014 (inception) to
August 31, 2014                                                              F-4

Statements of Cash Flows for the year ended August 31, 2015 and period
May 28, 2014 (inception) to August 31, 2014                                  F-5

Notes to the Audited Financial Statements                                    F-6

Paritz & Company, P.A                                 15 Warren Street, Suite 25
                                                    Hackensack, New Jersey 07601
                                                                  (201) 342-7753
                                                             Fax: (201) 342-7598


                          INDEPENDENT AUDITORS' REPORT

To Board of Directors
Fellazo Corp
Republic of Moldova

We have audited the accompanying balance sheets of Fellazo Corp as of August 31, 2015 and 2014, and the related statements of operations and statement of changes in stockholders' deficit, and cash flows for the year ended August 31, 2015 and for the period May 28, 2014 (inception) to August 31, 2014. Fellazo Corp's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fellazo Corp as of August 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended August 31, 2015 and for the period May 28, 2014 (inception) to August 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon, among other things, its successful execution of its plan of operations and ability to raise additional financing. There is no guarantee that the Company will be able to raise additional capital or sell any of its products or services at a profit. As discussed in note 2 to the financial statements, the Company has a working capital deficit of $4,395 has not established a stabilized source of revenue sufficient to cover operating cost for the next year. These factors, among others, raise substantial doubt regarding the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Paritz & Company, P.A.

Hackensack, NJ
November 16, 2015

                                  FELLAZO CORP.
                                 BALANCE SHEETS
                    AS OF AUGUST 31, 2015 AND AUGUST 31, 2014



                                                                  August 31, 2015       August 31, 2014
                                                                  ---------------       ---------------
                                     ASSETS

Current Assets
  Cash                                                               $  2,284              $     --
  Inventory                                                             1,930                    --
  Prepaid Rent                                                            520                    --
                                                                     --------              --------
TOTAL CURRENT ASSETS                                                    4,734                    --
                                                                     --------              --------
Fixed Assets
Equipment, net of accumulated depreciation of $44                       2,595                    --
                                                                     --------              --------
TOTAL FIXED ASSETS                                                      2,595                    --
                                                                     --------              --------

TOTAL ASSETS                                                         $  7,329              $     --
                                                                     ========              ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accrued expenses                                                   $  5,000              $     --
  Loans from director                                                   4,129                   179
                                                                     --------              --------
TOTAL CURRENT LIABILITIES                                               9,129                   179
                                                                     --------              --------

TOTAL LIABILITIES                                                       9,129                   179

Stockholder's Deficit
  Common stock, par value $0.001;  75,000,000 shares authorized,
   3,000,000 and no shares issued and outstanding as of
   August 31, 2015 and August 31, 2014, respectively                    3,000                    --
  Accumulated deficit                                                  (4,800)                 (179)
                                                                     --------              --------
TOTAL STOCKHOLDER'S DEFICIT                                            (1,800)                 (179)
                                                                     --------              --------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                          $  7,329              $     --
                                                                     ========              ========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                            STATEMENTS OF OPERATIONS
               FOR THE YEAR ENDED AUGUST 31, 2015 AND PERIOD FROM
                   MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014

                                                                            For the period from
                                                                                May 28, 2014
                                                 For the year ended           (Inception) to
                                                   August 31, 2015            August 31, 2014
                                                   ---------------            ---------------
REVENUES                                              $   1,800                  $      --
Cost of Goods Sold                                          431                         --
                                                      ---------                  ---------
Gross Profit                                              1,369                         --

OPERATING EXPENSES:
  General and Administrative Expenses                     5,990                        179
                                                      ---------                  ---------
TOTAL OPERATING EXPENSES                                 (5,990)                      (179)
                                                      ---------                  ---------

NET LOSS BEFORE PROVISION FOR INCOME TAX                 (4,621)                      (179)

PROVISION FOR INCOME TAXES                                   --                         --
                                                      ---------                  ---------

NET LOSS                                              $  (4,621)                 $    (179)
                                                      =========                  =========

NET LOSS PER SHARE: BASIC AND DILUTED                 $   (0.00)                 $      --
                                                      =========                  =========
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING: BASIC AND DILUTED                         509,589                         --
                                                      =========                  =========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                  STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
               FOR THE YEAR ENDED AUGUST 31, 2015 AND PERIOD FROM
                   MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014

                                               Common Stock                                   Total
                                        --------------------------       Accumulated      Stockholders'
                                          Shares           Amount          Deficit           Deficit
                                        ---------        ---------        ---------         ---------
Inception, May 28, 2014                        --        $      --        $      --         $      --

Net loss for the year ended
 August 31, 2015                               --               --             (179)             (179)
                                        ---------        ---------        ---------         ---------
BALANCE, AUGUST 31, 2014                       --               --             (179)             (179)
                                        ---------        ---------        ---------         ---------
Shares issued for cash at $0.001
 per share on July 1, 2015              3,000,000            3,000               --             3,000

Net loss for the year ended
 August 31, 2015                               --               --           (4,621)           (4,621)
                                        ---------        ---------        ---------         ---------

BALANCE, AUGUST 31, 2015                3,000,000        $   3,000        $  (4,800)        $  (1,800)
                                        =========        =========        =========         =========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                            STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED AUGUST 31, 2015 AND
             PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014

                                                                            For the period from
                                                                                May 28, 2014
                                                 For the year ended           (Inception) to
                                                   August 31, 2015            August 31, 2014
                                                   ---------------            ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                             $ (4,621)                  $   (179)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Depreciation                                           44                         --
  Changes in operating assets and liabilities:              --
     Inventory                                          (1,930)
     Prepaid Expenses                                     (520)                        --
     Accrued expenses                                    5,000                         --
                                                      --------                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                 (2,027)                      (179)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                 (2,639)                        --
                                                      --------                   --------
CASH FLOWS USED IN INVESTING ACTIVITIES                 (2,639)                        --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                     3,000                         --
  Loan from director                                     3,950                        179
                                                      --------                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES              6,950                        179

INCREASE IN CASH                                         2,284                         --

CASH, BEGINNING OF PERIOD                                   --                         --
                                                      --------                   --------

CASH, END OF PERIOD                                   $  2,284                   $     --
                                                      ========                   ========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
   AUGUST 31, 2015 AND PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Fellazo Corp. ("the Company", "we", "us" or "our") was incorporated in the State of Nevada on May 28, 2014. We are in the business large format printing production. Our office is located Str. Malina-Mica, nr 68/11- 419, Chisinau, Republic of Moldova, 2025.

NOTE 2 - GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

At August 31, 2015, the Company has a working capital deficit of $4,395 and has not yet established a stabilized source of revenue sufficient to cover operating cost for the foreseeable future. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. Although we can provide no assurances, we believe our cash on hand, coupled with revenues generated by sales and our ability to refinance our equity we own, will provide sufficient liquidity and capital resources to fund our business for the next twelve months.

In the event the Company experiences liquidity and capital resource constraints because of unanticipated operating losses, we may need to raise additional capital in the form of equity and/or debt financing. If such additional capital is not available on terms acceptable to us or at all, then we may need to curtail our operations and/or take additional measures to conserve and manage our liquidity and capital resources, any of which would have a material adverse effect on our financial position, results of operations, and our ability to continue in existence. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company's year-end is August 31.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  FELLAZO CORP.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
   AUGUST 31, 2015 AND PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

START-UP COSTS
In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

FAIR VALUE OF FINANCIAL INSTRUMENTS
AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets; Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates its fair value due to their short-term maturity.

INVENTORIES
Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. At August 31, 2015, the Company's inventory consisted of raw materials.

EQUIPMENT
The Company's equipment is stated at cost. Depreciation is provided for using straight-line methods over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

                                  FELLAZO CORP.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
   AUGUST 31, 2015 AND PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

INCOME TAXES
We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

REVENUE RECOGNITION
Revenue is recognized when it is realized or realizable and earned. Revenue is realized or realizable when there is persuasive evidence of an arrangement, prices are fixed or determinable, services or products are provided to the customer, and collectability is probable and reasonably assured.

STOCK-BASED COMPENSATION
We recognize compensation expense for stock-based compensation in accordance with ASC Topic 718. For employee stock-based awards, we calculate the fair value of the award on the date of grant using the Black-Scholes method for stock options and the quoted price of our common stock for unrestricted shares; the expense is recognized over the service period for awards expected to vest. For non-employee stock-based awards, we calculate the fair value of the award on the date of grant in the same manner as employee awards. However, the awards are revalued at the end of each reporting period and the pro rata compensation expense is adjusted accordingly until such time the nonemployee award is fully vested, at which time the total compensation recognized to date equals the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient's performance is complete. The estimation of stock-based awards that will ultimately vest require judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

                                  FELLAZO CORP.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
   AUGUST 31, 2015 AND PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

BASIC INCOME (LOSS) PER SHARE
The Company computes income (loss) per share in accordance with FASB ASC 260 "Earnings per Share". Basic loss per share is computed by dividing net income
(loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period ended May 28, 2014 (inception) to August 31, 2014 and for the year ended August 31, 2015, there were no potentially dilutive debt or equity instruments issued or outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS
In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements - Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements--Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions, which would subject these financial statements for additional disclosure.

NOTE 4 - PROPERTY AND EQUIPMENT

A summary of equipment and estimated lives used in the computation of depreciation is as follows:

                                                 August 31,
                                          2015              2014          Life
                                        --------          --------      --------

Printer                                 $  2,639          $     --       5 years
Less: accumulated depreciation                44                --
                                        --------          --------
                                        $  2,595          $     --
                                        ========          ========

NOTE 5 - LOAN FROM DIRECTOR

As of August 31, 2015 and 2014, our sole director has loaned to the Company $4,129 and $179 respectively. This loan is unsecured, non-interest bearing and due on demand.

                                  FELLAZO CORP.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
   AUGUST 31, 2015 AND PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014


NOTE 6 - COMMON STOCK

The Company has authorized 75,000,000 shares of its common stock.

On July 1, 2015, the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of August 31, 2015 none as of August 31, 2014).

NOTE 7 - COMMITMENTS AND CONTINGENCIES

In June of 2015, the Company entered into a one-year lease agreement that calls for monthly rental payments of $260. The lease became effective as of August 1, 2015 and expires on August 31, 2016. Total rent paid was $260 and $0 for the periods ended August 31, 2015 and 2014, respectively.

As of August 31, 2015, we know of no material, existing or pending legal proceedings against our neither company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or many registered or beneficial shareholders, is an adverse patty or has a material interest adverse to our interest.

NOTE 8 - INCOME TAXES

The Company's income tax benefit differs from the expected income tax benefit by applying the U.S. Federal statutory rate of 34% to net income (loss) as follows:

                                                             August 31,
                                                      2015              2014
                                                    --------          --------
Income tax provision (benefit) at
 statutory rate of 34%                              $ (1,571)         $    (61
Change in valuation allowance                          1,571                61
                                                    --------          --------
                                                    $     --          $     --
                                                    ========          ========
Deferred tax assets consist of:

                                                             August 31,
                                                      2015              2014
                                                    --------          --------
Deferred tax assets (liabilities):
  Net operating loss carry forward                  $  4,800          $    179
  Valuation allowance                                 (4,800)             (179)
                                                    --------          --------
Net differed tax assets                             $     --          $     --
                                                    ========          ========

For the years ended August 31, 2015 and 2014, the Company had approximately $4,800 and $179 respectively of federal and state net operating loss carryovers ("NOLs"), which begin to expire in 2034. The NOLS may be subject to limitation under Internal Revenue Code Section 382 should be a greater than 50% ownership change as determined under regulations.

                                  FELLAZO CORP.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
   AUGUST 31, 2015 AND PERIOD FROM MAY 28, 2014 (INCEPTION) TO AUGUST 31, 2014


NOTE 8 - INCOME TAXES (CONTUNUED)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, the Company has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

The Company does not currently have any ongoing tax examinations.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events that require disclosure or recognition in these financial statements.

                                  FELLAZO CORP.
                                TABLE OF CONTENTS
                                FEBRUARY 29, 2016

Balance Sheets as of February 29, 2016 (unaudited) and August 31, 2015      F-13

Statements of Operations for the three and six months period ended
February 29, 2016 and February 29, 2015 (unaudited)                         F-14

Statements of Cash Flows for the six months period ended
February 29, 2016 and February 29, 2015 (unaudited)                         F-15

Notes to the Unaudited Financial Statements                                 F-16

                                  FELLAZO CORP.
                                 BALANCE SHEETS
                             AS OF FEBRUARY 29, 2016
                                   (UNAUDITED)

                                                                          February 29,        August 31,
                                                                              2016               2015
                                                                            --------           --------
                                     ASSETS

Current Assets
  Cash                                                                      $    279           $  2,284
  Inventory                                                                    1,705              1,930
  Prepaid Rent                                                                   520                520
                                                                            --------           --------
TOTAL CURRENT ASSETS                                                           2,504              4,734

Fixed Assets
  Equipment, net of accumulated depreciation of $308                           2,331              2,595
                                                                            --------           --------
TOTAL FIXED ASSETS                                                             2,331              2,595
                                                                            --------           --------

TOTAL ASSETS                                                                $  4,835           $  7,329
                                                                            ========           ========


                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accrued expenses                                                          $  1,400           $  5,000
  Loans from director                                                          8,023              4,129
                                                                            --------           --------
TOTAL CURRENT LIABILITIES                                                      9,423              9,129
                                                                            --------           --------

TOTAL LIABILITIES                                                              9,423              9,129

Stockholder's Deficit
  Common stock, par value $0.001; 75,000,000 shares authorized,
   3,000,000 shares issued and outstanding as of February 29, 2016
   and August 31, 2015                                                         3,000              3,000
  Accumulated deficit                                                         (7,588)            (4,800)
                                                                            --------           --------
TOTAL STOCKHOLDER'S DEFICIT                                                 $ (4,588)          $ (1,800)
                                                                            --------           --------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                                 $  4,835           $  7,329
                                                                            ========           ========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                            STATEMENTS OF OPERATIONS
        FOR THE SIX MONTHS ENDED FEBRUARY 29, 2016 AND FEBRUARY 28, 2015
                                   (UNAUDITED)

                                             Three Months      Three Months      Six Months        Six Months
                                                Ended             Ended            Ended             Ended
                                             February 29,      February 28,     February 29,      February 28,
                                                2016              2015             2016              2015
                                             ----------        ----------       ----------        ----------
REVENUES                                     $    3,370        $       --       $    5,370        $       --
Cost of Goods Sold                                  726                --            1,075                --
                                             ----------        ----------       ----------        ----------
Gross Profit                                      2,644                --            4,295                --

OPERATING EXPENSES:
  General and Administrative Expenses             2,885                --            7,083                --
                                             ----------        ----------       ----------        ----------
TOTAL OPERATING EXPENSES                         (2,885)               --           (7,083)               --
                                             ----------        ----------       ----------        ----------
NET LOSS BEFORE PROVISION FOR INCOME TAX           (241)               --           (2,788)               --

PROVISION FOR INCOME TAXES                           --                --               --                --
                                             ----------        ----------       ----------        ----------

NET LOSS                                     $     (241)       $       --       $   (2,788)       $       --
                                             ==========        ==========       ==========        ==========

NET LOSS PER SHARE: BASIC AND DILUTED        $    (0.00)       $       --       $    (0.00)       $       --
                                             ==========        ==========       ==========        ==========
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING: BASIC AND DILUTED               2,005,479                --        2,005,479                --
                                             ==========        ==========       ==========        ==========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                            STATEMENTS OF CASH FLOWS
        FOR THE SIX MONTHS ENDED FEBRUARY 29, 2016 AND FEBRUARY 28, 2015
                                   (UNAUDITED)

                                                        Six Months         Six Months
                                                          Ended              Ended
                                                       February 29,       February 28,
                                                          2016               2015
                                                        --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                              $ (2,788)          $     --
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Depreciation                                            264                 --
  Changes in operating assets and liabilities:
     Inventory                                               224                 --
     Accrued expenses                                     (3,600)                --
                                                        --------           --------
CASH FLOWS USED IN OPERATING ACTIVITIES                   (5,900)                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan from director                                       3,895                 --
                                                        --------           --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                3,895                 --

DECREASE IN CASH                                          (2,005)                --

CASH, BEGINNING OF PERIOD                                  2,284                 --
                                                        --------           --------

CASH, END OF PERIOD                                     $    279           $     --
                                                        ========           ========


                 See accompanying notes to financial statements.

                                  FELLAZO CORP.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                FEBRUARY 29, 2016


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and Article 10 of Regulation S-X of the United States Securities and Exchange Commission ("SEC"). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company's management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of February 29, 2016 and the results of operations and cash flows for the periods presented. The results of operations for the six months ended February 29, 2016 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited financial statements should be read in conjunction with the financial statements for the year ended August 31, 2015, and related notes thereto included in the elsewhere in this filing.

ORGANIZATION AND BUSINESS DESCRIPTION
Fellazo Corp. ("the Company", "we", "us" or "our") was incorporated in the State of Nevada on May 28, 2014. We are in the business of production and distribution of billboard banners, designer film advertisements, vinyl car ornaments and thermal transfer images. Our office is located Str. Malina-Mica, nr 68/11- 419, Chisinau, Republic of Moldova, 2025. Our products are sold in Moldova.

NOTE 2 - GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. At February 29, 2016, the Company has a working capital deficit of $6,920 and has not yet established a stabilized source of revenue sufficient to cover operating cost for the foreseeable future. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. Although we can provide no assurances, we believe our cash on hand, coupled with revenues generated by sales and our ability to refinance our equity we own, will provide sufficient liquidity and capital resources to fund our business for the next twelve months.

In the event the Company experiences liquidity and capital resource constraints because of unanticipated operating losses, we may need to raise additional capital in the form of equity and/or debt financing. If such additional capital is not available on terms acceptable to us or at all, then we may need to curtail our operations and/or take additional measures to conserve and manage our liquidity and capital resources, any of which would have a material adverse effect on our financial position, results of operations, and our ability to continue in existence. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

                                  FELLAZO CORP.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                FEBRUARY 29, 2016


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

RECENT ACCOUNTING PRONOUNCEMENTS
In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements - Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements--Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern.

In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions, which would subject these financial statements for additional disclosure.

NOTE 4 - PROPERTY AND EQUIPMENT

A summary of equipment and estimated lives used in the computation of depreciation is as follows:

                                     August 31,     February 29,
                                       2015            2016            Life
                                     --------        --------        --------
Printer                              $  2,639        $  2,639        5 years
Less: accumulated depreciation             44             308
                                     $  2,595        $  2,331

NOTE 5 - LOAN FROM DIRECTOR

As of February 29, 2016 our sole director has loaned to the Company $8,023. This loan is unsecured, non-interest bearing and due on demand.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

In June of 2015, the Company entered into a one year lease agreement that calls for monthly rental payments of $260. The lease became effective as of August 1, 2015 and expires on August 1, 2016. Total rent paid was $1,820 for the period ended February 29, 2016.

As of February 29, 2016, we know of no material, existing or pending legal proceedings against our neither company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or many registered or beneficial shareholders, is an adverse patty or has a material interest adverse to our interest.

                                  FELLAZO CORP.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                FEBRUARY 29, 2016


NOTE 7 - INCOME TAXES

As of February 29, 2016 the Company had approximately $7,588 of federal and state net operating loss carryovers ("NOLs"), which begin to expire in 2034. The NOLS may be subject to limitation under Internal Revenue Code Section 382 should be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, the Company has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

The Company does not currently have any ongoing tax examinations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events that require disclosure or recognition in these financial statements.

                                   PROSPECTUS
                        8,000,000 SHARES OF COMMON STOCK

                                  FELLAZO CORP.

                                 ---------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ________________, 20___, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                                  $     8.06
     Auditor Fees and Expenses                             $ 3,000.00
     Legal Fees and Expenses                               $ 2,500.00
     EDGAR fees                                            $   500.00
     Transfer Agent Fees                                   $ 1,000.00
                                                           ----------
     TOTAL                                                 $ 7,008.06
                                                           ==========
----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Fellazo Corp.'s Bylaws allow for the indemnification of the officer and director in regards each such person carrying out the duties of her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Fellazo Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address                         Date          Shares      Consideration
----------------                         ----          ------      -------------

Galina Hripcenco                     July 2, 2015     3,000,000      $3,000.00
Str. Malina-Mica, nr 68/11- 419,
Chisinau, Republic of Moldova, 2025

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS


Exhibit
Number                      Description of Exhibit
------                      ----------------------

 3.1            Articles of Incorporation of the Registrant *
 3.2            Bylaws of the Registrant *
 5.1            Opinion of Befumo & Schaeffer, PLLC *
10.1            Interest-free Loan Agreement, dated March 2, 2015 *
10.2            Commercial Lease Agreement, dated June 1, 2015 *
10.3            Sales Contract, dated July 9, 2015 *
10.4            Sales Contract, dated December 1, 2015 *
23.1            Consent of Paritz & Company, P.A.
99.1            Subscription Agreement *


----------
*  Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 114(b) (ss.230.114(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 114(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 114;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chisinau, Moldova on March 14, 2016.


                                      FELLAZO CORP.


                                      By: /s/ Galina Hripcenco
                                         ---------------------------------------
                                      Name:  Galina Hripcenco
                                      Title: President, Treasurer and Secretary
                                             (Principal Executive, Financial and
                                             Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.


     Signature                                 Title                                Date
     ---------                                 -----                                ----


/s/ Galina Hripcenco
-----------------------------        President, Treasurer, Secretary            March 14, 2016
Galina Hripcenco                     and Director
                                     (Principal Executive, Financial
                                     and Accounting Officer)